Exhibit - 99.2

 BONADIO & CO, LLP
                                                   Certified Public Accountants
                                                   1850 South Winton Road
                                                   Rochester, NY 14628
                                                   716-244-2000
                                                   Fax 716-244-5611



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to use in this Registra-tion Statement of Bullfinch Fund, Inc. of our reports dated April 7, 1997, and October 17, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to all references to our Firm included in this Registration Statement.




BONADIO & CO., LLP
Rochester, New York


November 5, 1997